Domini Funds Multi Class Supplement

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares $ 4,928
Domini Social Equity Fund - Class A Shares $ 277
Domini Social Equity Fund - Institutional Shares $ 4,632
Domini Social Equity Fund - Class R Shares $ 2,082

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $ 0.3052
Domini Social Equity Fund - Class A Shares $ 0.4457
Domini Social Equity Fund - Institutional Shares $ 0.5040
Domini Social Equity Fund - Class R Shares $ 0.4979

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares 17,007
Domini Social Equity Fund - Class A Shares 880
Domini Social Equity Fund - Institutional Shares 10,291
Domini Social Equity Fund - Class R Shares 6,025

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $44.26
Domini Social Equity Fund - Class A Shares $10.34
Domini Social Equity Fund - Institutional Shares $25.32
Domini Social Equity Fund - Class R Shares $9.22

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Institutional Social Equity Fund - Investor Shares $ 2,561
Domini Institutional Social Equity Fund – Class A Shares $ 335
Domini Institutional Social Equity Fund - Institutional Shares $ 684

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Institutional Social Equity Fund - Investor Shares $ 0.0867
Domini Institutional Social Equity Fund – Class A Shares $ 0.0889
Domini Institutional Social Equity Fund - Institutional Shares $ 0.1186

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Institutional Social Equity Fund - Investor Shares 31,357
Domini Institutional Social Equity Fund - Class A Shares 4,196
Domini Institutional Social Equity Fund - Institutional Shares 6,089

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Institutional Social Equity Fund - Investor Shares $7.55
Domini Institutional Social Equity Fund - Class A Shares $7.93
Domini Institutional Social Equity Fund - Institutional Shares $7.56